    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1996

                                                      REGISTRATION NO. 33-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 PANENERGY CORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                     DELAWARE                                          74-2150460
          (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                             5400 WESTHEIMER COURT
                                 P.O. BOX 1642
                           HOUSTON, TEXAS 77251-1642
                                 (713) 627-5400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              BRUCE A. WILLIAMSON
                                   TREASURER
                                 PANENERGY CORP
                             5400 WESTHEIMER COURT
                              HOUSTON, TEXAS 77056
                                 (713) 627-5400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

               MARINA M. HARRY, ESQ.                            CHARLES F. RECHLIN, ESQ.
                  PANENERGY CORP                                   SULLIVAN & CROMWELL
               5400 WESTHEIMER COURT                             444 SOUTH FLOWER STREET
               HOUSTON, TEXAS 77056                           LOS ANGELES, CALIFORNIA 90071
                  (713) 627-5400                                     (213) 955-8000

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / / ________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   / / ________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                               PROPOSED        PROPOSED
                                              AMOUNT           MAXIMUM         MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES           TO BE        OFFERING PRICE    AGGREGATE       AMOUNT OF
            TO BE REGISTERED                REGISTERED         PER UNIT     OFFERING PRICE REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------
Debt Securities......................... $200,000,000(1)(2)     100%(3)    $200,000,000(3)     $68,970
===========================================================================================================

(1) If any Debt Securities are issued at an original issue discount, such greater amount as will result in the initial offering prices aggregating a maximum of $200,000,000, or, if any Debt Securities are issued with a principal amount denominated in a foreign currency, such principal amount as shall result in aggregate initial offering prices the equivalent of $200,000,000 at the time of initial offering.
(2) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this Registration Statement also relates to Registration Statement No. 33-58773. In addition to the amount of Debt Securities registered hereunder, $100,000,000 of Debt Securities is being carried over from Registration Statement No. 33-58773. A registration fee of $34,485 associated with such carried-over Debt Securities has previously been paid.
(3) Estimated solely for the purpose of determining the registration fee and exclusive of accrued interest, if any.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


                  SUBJECT TO COMPLETION, DATED AUGUST 15, 1996

PROSPECTUS

                                 PANENERGY CORP
                                  $300,000,000
                                DEBT SECURITIES

                             ---------------------

     PanEnergy Corp ("PanEnergy" or the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Securities") at an aggregate initial offering price of not more than $300,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement.

     The terms of each series of Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates (or method of determining the same) and time or times of payment of any interest, any terms for optional or mandatory redemption, which may include redemption at the option of holders upon the occurrence of certain events, or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series (the "Offered Securities") will be set forth in a Prospectus Supplement. As used herein, Securities shall include securities denominated in United States dollars or, at the option of the Company if so specified in an applicable Prospectus Supplement, in any other currency or currency unit, or in amounts determined by reference to an index.

     The Securities may be sold directly by the Company to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". If any agents of the Company or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     This Prospectus may not be used to consummate sales of the Securities unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS AUGUST   , 1996.

                             AVAILABLE INFORMATION

     PanEnergy is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain securities of PanEnergy are listed on the New York Stock Exchange and the Pacific Stock Exchange. Reports, proxy statements and other information concerning PanEnergy can be inspected and copied at the office of the New York Stock Exchange at 20 Broad Street, New York, New York and at the office of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     PanEnergy incorporates herein by reference the following documents filed by it with the Commission pursuant to the Exchange Act: Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996 (File No. 1-8157).

     Each document filed by PanEnergy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     PanEnergy hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Mr. Robert W. Reed, Secretary, at 5400 Westheimer Court, P.O. Box 1642, Houston, Texas 77251-1642 (tel. 713-627-5400).

                                  THE COMPANY

     PanEnergy is a holding company whose subsidiaries are primarily engaged in the interstate transportation and storage of natural gas, in the gathering, processing, marketing and intrastate transportation and storage of natural gas, natural gas liquids ("NGLs") and crude oil, and in electric power marketing and risk-management services.

     Services relating to the interstate transportation and storage of natural gas are provided by the Company's natural gas transmission group. This group includes four major interstate pipeline subsidiaries of PanEnergy -- Texas Eastern Transmission Corporation, Algonquin Gas Transmission Company, Panhandle Eastern Pipe Line Company ("PEPL") and Trunkline Gas Company. Together, these subsidiaries own and operate one of the nation's largest gas transmission networks. This fully interconnected 22,000-mile system can receive natural gas from most major North American producing regions for delivery to markets throughout the Mid-Atlantic, New England and Midwest states.

     Services relating to the gathering, processing, marketing, intrastate transportation and storage of natural gas, NGLs and crude oil, as well as the electric power marketing and risk-management services, are provided by the Company's energy services group. This group operates through PanEnergy Services, Inc. and its subsidiaries.

     PanEnergy also owns subsidiaries engaged in domestic and international energy development, importation of liquefied natural gas ("LNG") from Algeria, and the transportation, storage and regasification of LNG. In addition, PanEnergy, through subsidiaries, owns interests in a partnership operating a cogeneration facility, in a joint venture that owns and operates a chemical-grade methanol plant and an MTBE (methyl tertiary butyl ether) plant in Saudi Arabia and in master limited partnerships engaged in the transportation of natural gas in interstate commerce and in the transportation and storage of petroleum products.

     PanEnergy is a Delaware corporation organized in 1981 in connection with the corporate restructuring of PEPL, which was incorporated in 1929. Executive offices of PanEnergy are located at 5400 Westheimer Court, Houston, Texas 77056-5310, and the telephone number is (713) 627-5400.

                                USE OF PROCEEDS

     Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds from the sale of the Securities will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of such offering and will be discussed in the related Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown.

                                                           YEARS ENDED DECEMBER 31
SIX MONTHS ENDED     ----------------------------------------------------------------------------------------------------
 JUNE 30, 1996             1995                 1994                 1993                 1992                 1991
- ----------------     ----------------     ----------------     ----------------     ----------------     ----------------
       3.34                      2.93                 2.37                 1.96                 2.04                 1.46

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before income taxes and fixed charges of the Company and its subsidiaries, less the Company's share of undistributed income of less than 50%-owned entities. Fixed charges consist of the Company's and its subsidiaries' interest expense (including interest costs capitalized), dividend requirements on preferred stock of subsidiaries and the portion of rent expense representative of an interest factor.

                           DESCRIPTION OF SECURITIES

     The Securities will be issued under an indenture dated as of November 1, 1994 (the "Indenture") between Panhandle Eastern Corporation (now PanEnergy) and The First National Bank of Boston, as Trustee, which has been succeeded by State Street Bank and Trust Company (the "Trustee"), which Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption are brief summaries of certain provisions of the Indenture, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections of the Indenture or terms not defined herein that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such Sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

     The Securities may be issued from time to time in one or more series. The particular terms of each series of Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

GENERAL

     The Indenture does not limit the amount of Securities, debentures, notes or other evidences of indebtedness that may be issued by the Company or any of its subsidiaries. In addition, other than as set forth under "Limitation on Liens", there are no provisions of the Indenture which afford holders of the Securities protection in the event of either a change in control of the Company or a highly leveraged transaction involving the Company.

     Securities may be issued under the Indenture from time to time in separate series up to the aggregate amount from time to time authorized by the Company for such series. The Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Offered Securities: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued; (4) the date or dates on which the Offered Securities will mature; (5) the rate or rates per annum (or the method by which such will be determined) at which the Offered Securities will bear interest, if any, and the date from which any such interest will accrue and whether, and under what circumstances, additional amounts with respect to such Securities shall be payable; (6) the Interest Payment Dates on which any such interest on the Offered Securities will be payable and the Regular Record Date for any interest payable on any Offered Securities on any Interest Payment Date; (7) any mandatory or optional sinking fund or analogous provisions; (8) each office or agency where the principal of and any premium and interest on the Offered Securities will be payable and each office or agency where the Offered Securities may be presented for registration of transfer or exchange, if other than as described below under "Form, Exchange, Registration and Transfer" or "Payment and Paying Agents"; (9) any obligation of the Company to redeem the Offered Securities and any right of the Company to redeem the Offered Securities at its option and the period or periods, if any, within which and the price or prices at which the Offered Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (10) the denominations in which any Offered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (11) if other than the currency of the United States of America, the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Offered Securities is payable; (12) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Securities; (13) information with respect to book-entry procedures, if any; and (14) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Security shall become due and payable. Special United States federal income tax considerations applicable to Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Securities which are denominated in other than United States dollars, will be set forth in a Prospectus Supplement relating thereto.

     The Company is a holding company, conducting business only through subsidiaries. Accordingly, the ability of the Company to meet its obligations under the Indenture and the Securities will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Company. In addition, the Company's rights and the rights of its creditors, including the holders of Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors. Of the $2.299 billion of the Company's consolidated debt at June 30, 1996, approximately $1.275 billion represented claims of the creditors of the Company's subsidiaries. Further, as of June 30, 1996, net advances and notes owed by the Company to its subsidiaries aggregated approximately $101 million.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     The Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Book-Entry Securities, Securities of any series will be exchangeable for other Securities of the same series of any authorized denomination and of a like aggregate principal amount and tenor. (Section 305)

     Subject to the terms of the Indenture and the limitations applicable to Book-Entry Securities, Securities may be presented for exchange as provided above and for registration of transfer (with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 1002)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. (Section 305)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Securities will be made at the office of such Paying Agent or Paying Agents as the

Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 307, 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Securities will be made to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee at its Corporate Trust Office will be designated as a Paying Agent for the Company for payments with respect to Securities of each series. Any additional Paying Agents initially designated by the Company for the Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. (Section 1002)

     All moneys paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Security will thereafter look only to the Company for payment thereof. (Section 1003)

BOOK-ENTRY SECURITIES

     Some or all of the Securities of any series may be represented, in whole or in part, by one or more Book-Entry Securities which will have an aggregate principal amount equal to that of the Securities represented thereby. Each Book-Entry Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

     Notwithstanding any provision of the Indenture or any Security described herein, any Book-Entry Security shall be exchangeable for Securities registered in the name of, and a transfer of a Book-Entry Security of any series may be registered to, any Person other than the Depositary for such Book-Entry Security or any nominee of such Depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Book-Entry Security or ceases to be qualified to act as such as required by the Indenture, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so exchangeable and the transfer thereof so registrable, (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series or (iv) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All Securities issued in exchange for a Book-Entry Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 203 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Book-Entry Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Book-Entry Security and the Securities represented thereby for all purposes under the Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Book-Entry Security will not be entitled to have such Book-Entry Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or Holders of such Book-Entry Security or any Securities represented thereby for any purpose under the Securities or the Indenture. All payments of principal of and any premium and interest on a Book-Entry Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Book-Entry Security.

     Ownership of beneficial interests in a Book-Entry Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to Persons that may hold beneficial interests through participants. In connection with the issuance of any Book-Entry Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Securities represented by the Book-Entry Security to the accounts of its participants. Ownership of beneficial interests in a Book-Entry Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a Book-Entry Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Book-Entry Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

CERTAIN DEFINITIONS

     "Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in such aggregate amount of assets) and other like intangibles. (Section 101)

     "Principal Property" means any natural gas pipeline, natural gas gathering system, natural gas storage facility or natural gas processing plant located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole. (Section 101)

     "Principal Subsidiary" means any Subsidiary which owns a Principal Property. (Section 101)

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. (Section 101)

LIMITATION ON LIENS

     The Indenture provides that the Company will not, and will not permit any Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any Principal Property of the Company or any Principal Subsidiary or upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to: (a) mortgages on any property acquired, constructed or improved by the Company or any Principal Subsidiary after the date of the Indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof, provided that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Subsidiary other than theretofore unimproved real property; (b) existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) or mortgages outstanding at the time any corporation becomes a Subsidiary; (c) mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; (d) mortgages in favor of the Company or any Principal Subsidiary; (e) mortgages to secure loans to the Company or any Principal Subsidiary maturing within 12 months from the creation thereof and made in the ordinary course of business; (f) mortgages on property held or used by the Company or any Principal Subsidiary in connection with the exploration for, development of or production of, natural gas, oil or other minerals (including liquefied gas and synthetic gas);

or (g) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a), (b), (c), (d) or (f). (Section 1004)

     Notwithstanding the foregoing, the Company and any Subsidiary may, without securing the Securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 10% of the Net Tangible Assets, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction prepared by the Company in accordance with generally accepted accounting principles. (Section 1004)

EVENTS OF DEFAULT

     Any one of the following events constitutes an Event of Default under the Indenture with respect to Securities of any series: (a) failure to pay any interest on any Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; and (f) any other Event of Default provided with respect to Securities of that series. (Section 501)

     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series; provided, however, that the Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Trustee in personal liability. (Section 512)

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. (Section 1005)

DEFEASANCE

     If so specified with respect to any particular series of Securities, the Company may discharge its indebtedness and its obligations or certain of its obligations under the Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee.

  Defeasance and Discharge

     The Indenture provides that, if so specified with respect to the Securities of any series, the Company will be discharged from any and all obligations in respect of the Securities of such series (except for certain obligations relating to temporary Securities and exchange of Securities, registration of transfer or exchange of Securities of such series, replacement of stolen, lost or mutilated Securities of such series and maintenance of paying agencies to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Securities of such series. (Sections 1302, 1304) Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Securities of such series, Holders of Securities of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Securities until Maturity.

  Defeasance of Certain Obligations

     The Indenture provides that, if so specified with respect to the Securities of any series, the Company may omit to comply with certain restrictive covenants, including the covenant described under "Limitation on Liens" above, and any such omission shall not be an Event of Default with respect to the Securities of such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Securities of such series. The obligations of the Company under the Indenture and the Securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 1303) Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Section 1304)

     Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Securities of any series as described above and the Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the Indenture.

  Federal Income Tax Consequences

     Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Securities.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (b) change the Redemption Date with respect to any Security, (c) reduce the principal amount of, or premium or interest on, any Security, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Security or any premium or interest thereon is payable, (f) change the redemption right of any Holder, (g) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (h) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (i) modify any of the above provisions. (Section 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of the Holders of all Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1006) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series, waive any past default under the Indenture with respect to any Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder as of any date, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Security denominated in a foreign currency or currency units shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount of such Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above. (Section 101) Certain Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302 of the Indenture, will not be deemed to be Outstanding. (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of the Holders of any of the Outstanding Securities under the Indenture, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

NOTICES

     Notices to Holders of Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

TITLE

     The Company, the Trustee and any agent of the Company or the Trustee may treat the registered owner of any Security as the owner thereof (whether or not such Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF SECURITIES

     Any mutilated Security will be replaced by the Company at the expense of the Holder upon surrender of such Security to the Trustee. Securities that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Security or evidence of destruction, loss or theft thereof satisfactory to the Company and the Trustee. In the case of a destroyed, lost or stolen Security, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security before a replacement Security will be issued. (Section 306)

GOVERNING LAW

     The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell Securities to or through underwriters or dealers, and also may sell Securities directly to other purchasers or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 ("Securities Act"). Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     The Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against or contribution toward certain liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the approval of the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject. The underwriters and such agents will not have any responsibility in respect of the validity or performance of such contracts.

                             VALIDITY OF SECURITIES

     The validity of the Securities will be passed upon for the Company by Sullivan & Cromwell, Los Angeles, California and for any underwriters, dealers or agents by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. also acts as counsel to the Company and certain of its affiliates in connection with matters unrelated to the offering of the Securities.

                                    EXPERTS

     The consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

        Registration Fee..................................................  $ 68,970
        Fees and expenses of accountants..................................    35,000
        Fees and expenses of counsel......................................   100,000
        Fees and expenses of Trustee and counsel..........................    10,000
        Printing and engraving............................................    30,000
        Blue Sky Fees and expenses (including counsel)....................    15,000
        Rating Agency Fees................................................    98,000
        Miscellaneous.....................................................    13,030
                                                                            --------
                  Total...................................................  $370,000
                                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 9.1 of the Company's By-Laws provides as follows:

          "(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, including actions, suits or proceedings by or in the right of the Corporation, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, advisory director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines (including excise taxes assessed with respect to employee benefit plans), amounts paid in settlement, reasonable expenses (including attorneys' fees) and other liabilities arising in connection with such action, suit or proceeding, and reasonable expenses (including attorneys' fees) incurred in enforcing the rights provided by this Section 9.1., to the fullest extent to which indemnity may lawfully be provided pursuant to a by-law under applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, and interest on any such expenses not paid by the Corporation when due shall be paid by the Corporation at the rate announced from time to time by Manufacturers Hanover Trust Company as its prime rate, to the fullest extent to which advancement of such expenses and payment of such interest may lawfully be provided pursuant to a by-law under applicable law; provided, however, that, unless otherwise authorized by the Board of Directors, no person shall be entitled to such advance payment of expenses with respect to any action, suit or proceeding not by or in the right of the Corporation, unless such person shall have given the Corporation reasonable notice of the institution of such action, suit or proceeding and the opportunity to control the defense thereof (with counsel reasonably satisfactory to such person).

          "(b) The rights provided by this Section 9.1 are for the benefit of the persons referred to herein and their respective heirs, executors and administrators and shall be legally enforceable against the Corporation by such persons (who shall be presumed to have relied on such rights in undertaking or continuing any of the positions referred to herein) or by their respective heirs, executors and administrators. No amendment to or restatement of this Section 9.1, or merger, consolidation or reorganization of the Corporation, shall impair the rights of indemnification provided by this Section 9.1 with respect to any action or failure to act, or alleged action or failure to act, occurring or alleged to have occurred prior to such amendment, restatement, merger or consolidation."

     Section 145 of the Delaware General Corporation Law gives corporations the power to indemnify officers and directors under certain circumstances.

     The Company also maintains insurance for it and its subsidiaries' officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums for which are paid by the Company. The effect of these is to indemnify any officer or director of the Company or a subsidiary against expenses, judgments, fines, attorneys' fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

ITEM 16. EXHIBITS.

            (4)         -- Indenture, dated as of November 1, 1994, between the Company and
                           The First National Bank of Boston (filed as Exhibit 4.03 to Form
                           10-K of Panhandle Eastern Corporation for year ended December 31,
                           1994).
            (5)         -- Opinion of Sullivan & Cromwell.
           (12)         -- Statement re: Computation of ratios of earnings to fixed charges.
           (23.1)       -- Consent of KPMG Peat Marwick LLP.
           (23.2)       -- Consent of Sullivan & Cromwell (included in Exhibit (5)).
           (24)         -- Powers of Attorney.
           (25)         -- Statement of Eligibility and Qualification under the Trust
                           Indenture Act of 1939 on Form T-1 of State Street Bank and Trust
                           Company.

ITEM 17. UNDERTAKINGS.

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange

Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, AND STATE OF TEXAS, ON THE 15TH DAY OF AUGUST, 1996.

                                          PANENERGY CORP

                                          By    /s/  BRUCE A. WILLIAMSON
                                             -------------------------------
                                                   Bruce A. Williamson
                                                        Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 15, 1996.

                 NAME AND SIGNATURE                         TITLE
      ----------------------------------------   ----------------------------
(i)   Principal executive officer:*

                  PAUL M. ANDERSON                   President and Chief
      ----------------------------------------        Executive Officer
                 (Paul M. Anderson)

(ii)  Principal financial officer:*

               PAUL F. FERGUSON, JR.              Senior Vice President and
      ----------------------------------------     Chief Financial Officer
              (Paul F. Ferguson, Jr.)

(iii) Principal accounting officer:*

                  SANDRA P. MEYER                     Vice President and
      ----------------------------------------            Controller
                 (Sandra P. Meyer)

(iv)  Directors:*
      PAUL M. ANDERSON
      MILTON CARROLL
      ROBERT CIZIK
      CHARLES W. DUNCAN, JR.
      HARRY E. EKBLOM
      WILLIAM T. ESREY
      ANN MAYNARD GRAY
      DENNIS R. HENDRIX
      HAROLD S. HOOK
      LEO E. LINBECK, JR.
      GEORGE L. MAZANEC
      RALPH S. O'CONNOR

- ---------------
* Signed on behalf of each of these persons:

By              /s/  ROBERT W. REED
      ----------------------------------------
         (Robert W. Reed, Attorney-in-Fact)

                               INDEX TO EXHIBITS

       EXHIBIT                                       DESCRIPTION
- ---------------------   ----------------------------------------------------------------------
            (4)         -- Indenture, dated as of November 1, 1994, between the Company and
                           The First National Bank of Boston (filed as Exhibit 4.03 to Form
                           10-K of Panhandle Eastern Corporation for year ended December 31,
                           1994).
            (5)         -- Opinion of Sullivan & Cromwell.
           (12)         -- Statement re: Computation of ratios of earnings to fixed charges.
           (23.1)       -- Consent of KPMG Peat Marwick LLP.
           (23.2)       -- Consent of Sullivan & Cromwell (included in Exhibit (5)).
           (24)         -- Powers of Attorney.
           (25)         -- Statement of Eligibility and Qualification under the Trust
                           Indenture Act of 1939 on Form T-1 of State Street Bank and Trust
                           Company.